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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-133694 on Form S-3 of our report dated March 13, 2013 relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company for the year ended December 31, 2012, appearing in the Annual Report on Form 10-K, of the Hartford Life Insurance Company, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
March 13, 2013